Exhibit 99.1

CSW Industrials Announces Transfer of Listing of Common Stock to the New York Stock Exchange and Change in Ticker Symbol

Dallas, Texas – April 29, 2025 – CSW Industrials, Inc. (Nasdaq: CSWI) (the “Company”) today announced that the Company will transfer the listing and trading of its common stock to the New York Stock Exchange (“NYSE”) from the Nasdaq Stock Market LLC (“Nasdaq”).

The Company’s common stock is expected to begin trading on the NYSE on Monday, June 9, 2025, under a new ticker symbol, “CSW”. The Company’s common stock is expected to continue to trade on Nasdaq until the close of the market on Friday, June 6, 2025.

Joseph B. Armes, the Company’s Chairman, Chief Executive Officer, and President, commented, “As we anticipate celebrating our ten-year anniversary as an independent public company later this year, we are pleased to mark this milestone in our company’s history by moving to the NYSE. We look forward to joining the impressive roster of outstanding industrial companies on the world’s largest stock exchange. We believe that this move will provide additional liquidity and enhanced visibility to our stockholders, including our employees who own CSW Industrials stock through our employee stock ownership plan.”

“We are excited to welcome CSW Industrials to the New York Stock Exchange,” said Chris Taylor, NYSE Chief Development Officer. “As a key player in Dallas and across industrial solutions, CSW is a valuable addition to our diverse community of listed companies.”

About CSW Industrials

CSW Industrials is a diversified industrial growth company with industry-leading operations in three segments: Contractor Solutions, Specialized Reliability Solutions, and Engineered Building Solutions. The Company provides niche, value-added products with two essential commonalities: performance and reliability. The primary end markets we serve with our well-known brands include: HVAC/R, plumbing, electrical, general industrial, architecturally-specified building products, energy, mining, and rail transportation. For more information, please visit www.cswindustrials.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including statements regarding the expected benefits and impact of the transfer from Nasdaq to the NYSE.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates, and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

Investor Relations

Alexa Huerta

Vice President Investor Relations, & Treasurer

214-489-7113

alexa.huerta@cswindustrials.com